January 19, 2007

Industrial Services Acquisition Corp.
c/o AMCO Distribution Services, Inc.
2807 El Presidio Street
Carson CA 90810

Maxim Group LLC
As representative of the several Underwriters
405 Lexington Avenue
New York, NY 10174

Re:	Initial Public Offering

Ladies and Gentlemen:

The undersigned stockholder and special advisor of Industrial Services Acquisition Corp. (“Company”), in consideration of Maxim Group LLC (“Maxim”) entering into a letter of intent (“Letter of Intent”) to underwrite an initial public offering (“IPO”) of the Company’s units (“Units”), each comprised of one share of the Company’s common stock, par value $.0001 per share (“Common Stock”), and one warrant exercisable for one share of Common Stock (“Warrant”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in Schedule 1 hereto):

1.    As a special advisor to the Company, the undersigned agrees to assist the Company in identifying, seeking, and consummating a Business Combination, including providing strategic advice to the Company.

2.    If the Company solicits approval of its stockholders of a Business Combination, the undersigned shall (i) vote all Insider Shares owned by such person in accordance with the majority of the votes cast by the holders of the IPO Shares and (ii) vote any and all shares of Common Stock acquired in or following the IPO in favor of the Business Combination.

3.    If a Transaction Failure occurs, the undersigned shall take all reasonable actions within such person’s power to cause (i) the Trust Fund to be liquidated and distributed to the holders of the IPO shares as soon as reasonably practicable and in any event no later than the Termination Date, and (ii) the Company to dissolve and liquidate as soon as practicable (the earliest date on which the conditions in clauses (i) and (ii) are both satisfied being the “Liquidation Date”). The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any liquidating distributions by the Company, including, without limitation, any distribution of the Trust Fund as a result of such liquidation with respect to such person’s Insider Shares (“Claim”) and hereby further waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and agrees to not seek recourse against the Trust Fund for any reason whatsoever. The undersigned hereby agrees that the Company shall be entitled to a reimbursement from the undersigned for any distribution of the Trust Fund received by the undersigned in respect of such person’s Insider Shares.

4.    In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to the undersigned’s exploitation of that opportunity in any way or the presentation to any other person or entity, any suitable opportunity to acquire all or substantially all of the outstanding equity securities of, or otherwise acquire (through merger, capital stock exchange, asset acquisition or other business combination) an operating business until the earlier of the consummation by the Company of a Business Combination, the distribution of the Trust Fund, the dissolution of the Company or until such time as the undersigned ceases to be a special advisor of the Company; provided, however, that the presentation of such opportunities to the Company shall in each case be subject to any fiduciary and/or contractual obligations the undersigned might have.

5.    The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm that is a member of the National Association of Securities Dealers, Inc. that the business combination is fair to the Company’s stockholders from a financial perspective.

6.    Neither the undersigned, any member of the Immediate Family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to, or in connection with, the consummation of the Business Combination; provided that (i) the undersigned shall be entitled to repayment by the Company of all unpaid principal and interest outstanding under the loans made to the Company as described in the Prospectus, and (ii) commencing on the Effective Date, AMCO Distribution Services, Inc. (“Related Party”), shall be allowed to charge the Company up to $7,500 per month, representing an allocable share of Related Party’s overhead, to compensate it for the Company's use of Related Party's offices, utilities and personnel. The undersigned shall be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

7.    The undersigned agrees that neither the undersigned, any member of the Immediate Family of the undersigned, or any Affiliate of the undersigned will be entitled to receive or accept, and the undersigned, on behalf of the undersigned and the aforementioned parties, hereby waives any rights to, a finder’s fee or any other compensation in the event the undersigned, any member of the Immediate Family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

8.    The undersigned will escrow his Insider Shares for the period commencing on the Effective Date and ending on the third year anniversary of the date of the Prospectus, subject to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

9.    The undersigned agrees to be a special advisor to the Company, until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Trust Fund or the dissolution of the Company.  The undersigned’s biographical information furnished to the Company and Maxim and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933.  The undersigned’s Questionnaire furnished to the Company and Maxim is true and accurate in all respects. The undersigned further represents and warrants to the Company and Maxim that:

(a)    The undersigned is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b)    The undersigned has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and such person is not currently a defendant in any such criminal proceeding; and

(c)    The undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

10.    The undersigned has full right and power, without violating any agreement by which the undersigned is bound, to enter into this letter agreement and to serve as special advisor to the Company.

11.    The undersigned acknowledges and understands that Maxim and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO.

12.    This letter agreement shall replace and supersede the letter agreement between the undersigned, Maxim and the Company dated May 16, 2006, and shall be binding on the undersigned and such person’s respective successors, heirs, personal representatives and assigns. This letter agreement shall terminate on the earlier of (i) the Business Combination Date and (ii) the Termination Date; provided, however, that any such termination shall not relieve the undersigned from any liability resulting from or arising out of any breach of any agreement or covenant hereunder occurring prior to the termination of this letter agreement.

13.    The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to Maxim and its legal representatives or agents (including any investigative search firm retained by Maxim) any information they may have about the undersigned’s background and finances (“Information”).  Neither Maxim nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

14.    This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles and rules would require or permit the application of the laws of another jurisdiction. The undersigned hereby agrees that any action, proceeding or claim against the undersigned arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The undersigned hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenience forum.

15.    No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

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Name: Jerald M. Weintraub

Signature:  /s/ Jerald M. Weintraub

Accepted and agreed:

MAXIM GROUP LLC

By:  /s/ Paul LaRosa

Name: Paul LaRosa
Title: Managing Director

Accepted and agreement:

INDUSTRIAL SERVICES ACQUISITION CORP.

By:  /s/ Mark McKinney

Name: Mark McKinney
Title: Chief Executive Officer

SCHEDULE 1

SUPPLEMENTAL COMMON DEFINITIONS

Unless the contact shall otherwise require, the following terms shall the following respective meanings for all purposes, and the following definitions are equally applicable to both the singular and the plural forms and the feminine, masculine and neuter forms of the terms defined.

“Business Combination” shall mean the acquisition by the Company, whether by merger, capital stock exchange, asset acquisition or other similar business combination, of one or more operating businesses, having, collectively, a fair market value equal to at least 80% of the Company’s net assets at the time of such merger, capital stock exchange, asset acquisition or other similar business combination.

“Business Combination Date” shall mean the date upon which a Business Combination is consummated.

“Effective Date” shall mean the date upon which the Registration Statement is declared effective under the Securities Act of 1933, as amended, by the SEC.

“Immediate Family” shall mean, with respect to any person, such person’s spouse, lineal descendents, father, mother, brothers or sisters (including any such relatives by adoption or marriage).

“Insiders” shall mean all of the officers, directors and stockholders of the Company immediately prior to the Company’s IPO.

“Insider Shares” shall mean all shares of Common Stock of the Company owned by an Insider immediately prior to the Company’s IPO. For the avoidance of doubt, Insider Shares shall not include any IPO Shares purchased by Insiders in connection with or subsequent to the Company’s IPO.

“IPO Shares” shall mean all shares of Common Stock issued by the Company in its IPO, regardless of whether such shares were issued to an Insider or otherwise.

“Prospectus” shall mean the final prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and included in the Registration Statement.

“Registration Statement” shall mean the registration statement filed by the Company on Form S-1 with the SEC, and any amendment or supplement thereto, in connection with the Company’s IPO.

“SEC” shall mean the United Stated Securities and Exchange Commission.

“Transaction Failure” shall mean the earlier of (i) the failure to enter into a letter of intent, definitive agreement or agreement in principal with respect to a Business Combination on any day during the eighteen-month period immediately following the Effective Date, and (ii) the failure to consummate a Business Combination on any day during the twenty-four-month period immediately following the Effective Date.

“Transaction Failure Date” shall mean if a Transaction Failure first occurs as a result of the failure described in clause (i) of the definition of “Transaction Failure”, the eighteen-month anniversary of the Effective Date, and if a Transaction Failure first occurs as a result of the failure described in clause (ii) of the definition of “Transaction Failure”, the second anniversary of the Effective Date.

“Trust Fund” shall mean that certain trust account established with Continental Stock Transfer & Trust Company, as trustee, and in which the Company deposited the “funds to be held in trust,” as described in the Prospectus.

EXHIBIT A

BIOGRAPHY

Jerald M. Weintraub is one of our advisors. In addition, Mr. Weintraub founded Weintraub Capital Management LLC in 1992 and serves as the firm’s manager. Mr. Weintraub’s firm manages Prism Partners I, L.P. and Prism Partners III Leveraged, L.P., domestic investment partnerships. The firm also manages Prism Partners Offshore Fund, Prism Partners II Offshore Fund, and Prism Partners IV Leveraged Offshore Fund. From 1988 to 1992, Mr. Weintraub was Vice President and Portfolio manager of Davis Skaggs Investment Management, a division of Shearson Asset Management. Prior to that Mr. Weintraub was Director of Research of the western-based research operation within Shearson Lehman Brothers, from 1986 to 1988. He became Vice President and shareholder of Davis Skaggs in 1983. Mr. Weintraub received an MBA from Berkeley Graduate School of Business and a BA in business from University of California, Berkeley.